Exhibit 10.7
L3HARRIS EXCESS RETIREMENT SAVINGS PLAN

ARTICLE I – TITLE, PURPOSE AND EFFECTIVE DATE
Section 1.1. Title. The title of this plan shall be the “L3Harris Excess Retirement Savings Plan”.
Section 1.2. Purpose. This plan shall constitute an unfunded nonqualified deferred compensation arrangement established for the purpose of providing deferred compensation for a select group of management or highly compensated employees (within the meaning of ERISA).
Section 1.3. Effective Date. This plan, originally known as the Harris Corporation 2005 Supplemental Executive Retirement Plan, originally was effective as of January 1, 2009, was amended and restated (and renamed) effective as of January 1, 2020 and was further amended and restated effective as of June 1, 2024. This plan originally governed (i) deferrals described herein for services performed in calendar years commencing on or after January 1, 2005 (and earnings thereon) and (ii) deferrals under the Prior Harris SERP that were not earned and vested as of December 31, 2004 (and earnings thereon). This plan also reflects the merger into this plan, effective as of December 31, 2019, of the Prior Harris SERP and the L3 SSP II, as well as the merger into this plan, effective as of March 15, 2024, of the AJRD BRP, in each case as defined below.
ARTICLE II – DEFINITIONS
Each capitalized term used herein shall have the meaning set forth in the L3Harris Retirement Savings Plan, as amended from time to time, except as otherwise set forth below.
II.1. ABBR – means an employee’s annual benefits base rate as in effect on the Corporation’s system of record on the applicable date.
II.2. Account – means an account established on the books of the Corporation, pursuant to Section 5.1, on behalf of a Participant. Subaccounts may be maintained within an Account (i) for each Plan Year with respect to which deferrals under the Plan are made on behalf of a Participant; (ii) for various sources of deferrals under the Plan made on behalf of a Participant and (iii) as otherwise established by the Committee. The Committee may permit a Participant to make separate distribution elections with respect to subaccounts within the Participant’s Account.
II.3. Account Balance Plan – means an “account balance plan” as defined in Treasury Regulation §1.409A-1(c)(2)(i)(A) (whether elective or non-elective in nature) maintained by the Corporation or an Affiliate, including without limitation, this Plan (including amounts payable under the Appendices hereto), the EDO Nonqualified Deferred Compensation Plan (I and II) and the Corporation’s deferred vacation and paid time off obligations.

II.4. Affiliate – means an entity, other than the Corporation, that would be treated as a single employer with the Corporation under sections 414(b) and (c) of the Code and accompanying regulations.
II.5. AJRD BRP – means the 2009 Benefits Restoration Plan for the Aerojet Rocketdyne 401(k) Plan, effective as of January 1, 2009, as amended from time to time.
II.6. Beneficiary – means a person entitled to receive Plan benefits in the event of the death of a Participant.
II.7. Code – means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
II.8. Code Limits – means contribution limits under any of section 401(a)(17), 401(k)(3), 402(g) or 415 of the Code.
II.9. Committee – means the Employee Benefits Committee of the Corporation. Reference herein to the Committee shall include any person or committee to whom the Committee has delegated any of its authority pursuant to Section 7.2, to the extent of such delegation.
II.10. Compensation Committee – means the Compensation Committee of the Board of Directors of the Corporation. Reference herein to the Compensation Committee shall include any person or committee to whom the Compensation Committee has delegated any of its authority pursuant to Section 7.2, to the extent of such delegation.
II.11. Compensation Deferral – means a deferral under the Plan equal to (i) Eligible Compensation that would have been contributed to the Retirement Plan as an elective deferral had Code Limits not applied and (ii) the matching contribution related thereto.
II.12. Corporation – means L3Harris Technologies, Inc., a Delaware corporation, or any successor thereto.
II.13. Designated New Hire – means an employee of the Corporation or an Affiliate who (i) is a new hire; (ii) at the time of his or her hire has attained the Threshold Compensation Rate and has a job level of XL1 or above, or a job level that is treated by the Corporation as the equivalent of job level XL1 or above (or such other job level determined by the Committee in its discretion); and (iii) was not, at any time during the 24-month period ending on the date on which he or she is hired, eligible to participate in an Account Balance Plan (irrespective of whether such employee in fact elected to participate in such plan). For this purpose, an employee is not eligible to participate in an Account Balance Plan solely on account of the accrual of interest or earnings on amounts previously deferred thereunder.
II.14. Election Form – means the form prescribed by the Committee which is completed by a Participant pursuant to Section 3.2 (which may be in written or electronic form). The Committee shall specify in the Election Form any limitations with respect to the percentage of the employee’s compensation that may be deferred in the aggregate under the Retirement Plan and Plan.
◦The Committee in its discretion may permit a Participant to make separate elections under the Plan with respect to his or her Eligible Compensation for a Plan Year that is bonus or incentive compensation (in its entirety or a particular category thereof, as determined by the Committee) and his or her Eligible Compensation for the Plan Year that is not such bonus or incentive compensation.
II.15. Eligible Compensation – means “Compensation” as defined in the Retirement Plan, except that the dollar limitation imposed on tax-qualified plans under section 401(a)(17) of the Code shall not apply.
II.16. ERISA – means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.
II.17. Grandfathered Eligible Employee – means a Grandfathered Legacy Employee and/or a Grandfathered AJRD Employee; provided, however, that in each case, such an employee shall cease to be a Grandfathered Eligible Employee (i) upon his or her termination of employment with the Corporation and its Affiliates, notwithstanding any future rehire of the employee or (ii) in the event the employee meets the Threshold Compensation Rate and Threshold Job Level for any Plan Year following the 2023 Plan Year (in the case of a Grandfathered Legacy Employee) or following the 2024 Plan Year (in the case of a Grandfathered AJRD Employee).
◦A Grandfathered Legacy Employee is an employee of the Corporation or its Affiliate who (i) was eligible to make Compensation Deferrals under the Plan for the 2022 Plan Year (irrespective of whether the employee in fact made Compensation Deferrals during such year); (ii) is permitted to make Compensation Deferrals under the Plan for the 2023 Plan Year even though such employee does not meet the Threshold Compensation Rate and/or Threshold Job Level for the 2023 Plan Year; and (iii) in fact makes Compensation Deferrals under the Plan for the 2023 Plan Year, which employee shall be eligible to make Compensation Deferrals under the Plan for subsequent Plan Years, irrespective of whether such employee attains the Threshold Compensation Rate and Threshold Job Level for the applicable Plan Year.
◦A Grandfathered AJRD Employee is an employee of the Corporation or its Affiliate who (i) was eligible to defer compensation under the AJRD BRP for the 2023 Plan Year (irrespective of whether the employee in fact deferred compensation during such year); (ii) is permitted to make Compensation Deferrals under the Plan for the 2024 Plan Year even though such employee does not meet the Threshold Compensation Rate and/or Threshold Job Level for the 2024 Plan Year; and (iii) in fact makes Compensation Deferrals under the Plan for the 2024 Plan Year, which employee shall be eligible to make Compensation Deferrals under the Plan for subsequent Plan Years, irrespective of whether such employee attains the Threshold Compensation Rate and Threshold Job Level for the applicable Plan Year.
II.18. Investment Committee – means the Investment Committee of the Corporation. Reference herein to the Investment Committee shall include any person or committee to whom the

Investment Committee has delegated any of its authority pursuant to Section 7.2, to the extent of such delegation.
II.19. L3 SSP II – means the L3 Technologies, Inc. Supplemental Savings Plan II, effective January 1, 2018, as amended from time to time.
II.20. Participant – means an employee of the Corporation or an Affiliate who satisfies the requirements of Section 3.1 and, if applicable, files an Election Form.
II.21. Plan – means this L3Harris Excess Retirement Savings Plan, which was most recently amended and restated effective June 1, 2024, as amended from time to time.
II.22. Plan Year – means the calendar year.
II.23. Prior Harris SERP – means the Harris Corporation Supplemental Executive Retirement Plan, effective as of March 1, 2003, as amended from time to time, and under which contributions ceased effective December 31, 2004. References herein to the Prior Harris SERP mean deferrals thereunder that were earned and vested as of December 31, 2004 (and earnings thereon). References herein to the Prior Harris SERP do not include deferrals thereunder that were not earned and vested as of December 31, 2004 (and earnings thereon), which were transferred from the Prior Harris SERP to this Plan in connection with the original adoption of this Plan.
II.24. Retirement Plan – means the L3Harris Retirement Savings Plan, as amended from time to time.
II.25. Separation from Service – means a termination of employment with the Corporation and its affiliates within the meaning of Treasury Regulation §1.409A-1(h) (without regard to any permissible alternative definition thereunder). Notwithstanding any other provision herein, “affiliate” for purposes of determining whether a Participant has incurred a “Separation from Service” shall be defined to include all entities that would be treated as part of the group of entities comprising the Corporation under sections 414(b) and (c) of the Code and accompanying regulations, but substituting a 50% ownership level for the 80% ownership level set forth therein.
II.26. Specified Employee – shall have the meaning set forth in the L3Harris Technologies, Inc. Specified Employee Policy for 409A Arrangements, as amended from time to time, or any successor thereto, which policy hereby is incorporated herein.
II.27. Spouse – means a person who is legally married to a Participant under the laws of any domestic or foreign jurisdiction that has the legal authority to sanction marriages. For the avoidance of doubt, the term “Spouse” shall not include a person who, with a Participant, is in a domestic partnership, civil union or other similar formal relationship recognized by applicable law that is not a marriage.
II.28. Testing Failure Matching Deferral – means a deferral under the Plan equal to a matching contribution that would have been made to the Retirement Plan had section 401(m)(2)(A) or 415 of the Code not limited the matching contributions made thereunder. For the avoidance of doubt, “Testing Failure Matching Deferrals” shall not include matching contributions which are classified as “Compensation Deferrals” or “True Up Matching Deferrals” under the Plan, which are subject to the terms thereof.
II.29. Threshold Compensation Rate – means an ABBR that equals or exceeds $190,000 (or such other amount determined by the Committee in its sole discretion).
II.30. Threshold Job Level – means a job level of L6 or above, or a job level that is treated by the Corporation as the equivalent of job level L6 or above (or such other job level determined by the Committee in its sole discretion).
II.31. True Up Matching Deferral – means a deferral under the Plan for a Plan Year equal to the True Up Amount, as adjusted for earning and losses through December 31 of such Plan Year, calculated as if the True Up Amount had been credited to the Account on the first pay date following the Limitations Date. For this purpose, the “True Up Amount” means the difference between (i) the matching contribution that would have been made to the Retirement Plan for such Plan Year had section 401(a)(17) of the Code not limited the matching contribution made thereunder and (ii) the matching contribution that was actually made to the Retirement Plan for such Plan Year. The “Limitations Date” is the first pay date during the Plan Year that the Participant’s matching contribution to the Retirement Plan was limited by section 401(a)(17) of the Code.
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ARTICLE III – ELIGIBILITY AND PARTICIPATION
III.1. Eligibility. An employee of the Corporation or an Affiliate shall be eligible to participate in the Plan for a Plan Year if (i) the employee is a participant in the Retirement Plan during the applicable Plan Year and the requirements set forth in (a), (b) or (c) below, as applicable, are satisfied or (ii) the Committee, in its sole discretion, designates the employee as eligible to participate in the Plan for the applicable Plan Year and the employee is a member of a select group of management or highly compensated employees (within the meaning of ERISA). Notwithstanding the foregoing, an employee of the Corporation or an Affiliate shall not be eligible to participate in the Plan if the employee has waived in writing participation in the Plan.
(a)Compensation Deferrals. An employee shall be eligible to have Compensation Deferrals made under the Plan on his or her behalf for a Plan Year if (i) the employee is a Grandfathered Eligible Employee; (ii) as it relates to the Plan Year during which the employee is hired, the employee is a Designated New Hire; or (iii) the employee has attained the Threshold Compensation Rate and Threshold Job Level as of the October 31 prior to the commencement of the Plan Year, or in the case of an employee who is hired or promoted no later than the November 15 thereafter, no later than the November 15 prior to the commencement of the Plan Year. In the case of clause (iii) hereof, the Committee or its delegate in its sole discretion may adjust the October 31 and November 15 deadlines set forth therein (generally or with respect to any particular employee), provided that the applicable Election Form is submitted in accordance with Section 3.2(b). Notwithstanding the foregoing, the determination as to whether employees of Aerojet Rocketdyne Holdings, Inc. and its subsidiaries have attained the Threshold Compensation Rate and Threshold Job Level as it relates to Plan eligibility for the 2024 Plan Year shall be made considering their status as of December 4, 2023.
▪In the event that a Participant ceases to satisfy the Threshold Compensation Rate and/or Threshold Job Level in the middle of a Plan Year, Plan deferrals on behalf of such Participant shall cease with respect to Eligible Compensation earned during the Plan Year subsequent to the Plan Year during which the Participant ceased to meet such threshold (i.e., there is no mid-year change in eligibility).
(b)Testing Failure Matching Deferrals. An employee shall be eligible to have Testing Failure Matching Deferrals made under the Plan on his or her behalf for a Plan Year if, as of the date that the Testing Failure Matching Deferral is to be allocated, (i) the employee’s ABBR is at least equal to the Threshold Compensation Rate and (ii) the employee meets the Threshold Job Level.
(c)True Up Matching Deferrals. An employee shall be eligible to have a True Up Matching Deferral made under the Plan on his or her behalf for a Plan Year if Compensation Deferrals were made on behalf of such employee during such Plan Year.
III.2. Participation with respect to Compensation Deferrals.
(a)In General. An eligible employee may have Compensation Deferrals made on his or her behalf for a Plan Year by submitting to the Committee an Election Form specifying (i) the percentage of the employee’s Eligible Compensation to be deferred in the aggregate under the Retirement Plan and Plan for the Plan Year, with such deferrals being made to the Plan only to the extent that such deferrals cannot be made to the Retirement Plan due to Code Limits, (ii) the form in which the Participant’s Compensation Deferrals for the Plan Year (as adjusted for earnings or losses thereon) shall be distributed and (iii) the treatment of his or her Compensation Deferrals for the Plan Year (as adjusted for earnings or losses thereon) in the event of a Change in Control. Subject to any provision of an Appendix to the contrary, a Participant who has elected to have Compensation Deferrals made on his or her behalf, but who fails to elect on a timely basis a form of distribution with respect to such deferrals (and earnings or losses thereon) for a particular Plan Year or the treatment of such deferrals (and earnings or losses thereon) in the event of a Change in Control, shall be deemed to have elected, respectively, (i) a single sum and (ii) distribution in a single sum at the time determined by the Corporation within sixty (60) days following the date of the Change in Control.
◦    (b)    Submission of Election Form. An Election Form must be completed and submitted to the Committee in accordance with procedures prescribed by the Committee, but prior to the commencement of the Plan Year during which the Eligible Compensation is earned. Notwithstanding the foregoing, a Designated New Hire whose election doesn’t meet the conditions of the immediately preceding sentence may participate in the Plan for a Plan Year by submitting an Election Form within thirty (30) days after his or her hire date; provided, however, that (i) any such election to defer Eligible Compensation other than bonus or incentive compensation shall be given effect as of the second payroll occurring after the date of such election and (ii) any such election to defer Eligible Compensation that is bonus or incentive compensation shall apply solely to that portion of the bonus or incentive compensation equal to the total bonus or incentive compensation multiplied by the ratio of the number of days remaining in the performance period subsequent to the date of such election over the total number of days in the performance period.
◦    (c)    Irrevocability of Elections. Subject to Appendices A, B and C, a Participant’s elections set forth in an Election Form shall become irrevocable as of the latest date on which such elections may be made pursuant to Section 3.2(b).
◦(d)     Insufficient Election. Notwithstanding the foregoing provisions of this Section 3.2 or any other provision in the Plan, an employee’s deferral election under the Plan for a Plan Year will be void and of no effect if, considering the employee’s deferral percentage (as set forth on the Election Form) and ABBR at the time the deferral election is made, the projected Compensation Deferral under the Plan for the Plan Year is zero.
III.3. Participation with respect to Testing Failure Matching Deferrals. An eligible employee automatically shall participate in the Plan in connection with, and need not submit an election form related to, Testing Failure Matching Deferrals with respect to a Plan Year. Testing Failure Matching Deferrals (as adjusted for earnings or losses thereon) for a particular Plan Year shall be distributed in accordance with the form of distribution and Change in Control elections applicable to the Participant’s Compensation Deferrals for the same Plan Year as the Testing Failure Matching Deferrals, or if no such election is in place, in accordance with the default distribution rules set forth in the last sentence of Section 3.2(a).
III.4. Participation with respect to True Up Matching Deferrals. An eligible employee automatically shall participate in the Plan in connection with, and need not submit an election form related to, True Up Matching Deferrals with respect to a Plan Year. True Up Matching Deferrals (as adjusted for earnings or losses thereon) for a particular Plan Year shall be distributed in accordance with the form of distribution and Change in Control elections applicable to the Participant’s Compensation Deferrals for the same Plan Year.
ARTICLE IV – ALLOCATIONS
IV.1. Compensation, Testing Failure Matching and True Up Matching Deferrals. Any Compensation Deferral elected by a Participant for a Plan Year, or Testing Failure Matching Deferral automatically made on behalf of a Participant for a Plan Year, shall be credited to the Participant’s Account as of the same time as such amount would have been contributed to the Retirement Plan but for the existence of Code Limits. A True Up Matching Deferral shall be credited to the Participant’s Account as of the first business day of February following the Plan Year with respect to which the deferral is being credited.
IV.2. Additional Participant Deferral. In addition to any Compensation Deferral made pursuant to Section 3.2 for a Plan Year, the Committee, in its sole discretion, may permit a Participant to elect to defer under this Plan for a Plan Year a portion of his or her compensation to be earned during such year by completing an election form prescribed by the Committee. Deferral of such amount shall not be contingent upon the attainment of Code Limits. The crediting of such amount to the Participant’s Account, and the Participant’s elections in connection therewith, shall be made in accordance with procedures established by the Committee and the requirements of section 409A of the Code.
IV.3. Equity Award Deferral. To the extent that any award or payment under any equity incentive plan maintained by the Corporation or its Affiliate is to be deferred under this Plan pursuant to action of the Compensation Committee, the amount which is so deferred shall be credited to the Account of the affected Participant at the time determined by the Compensation Committee. The crediting of such amount, and any elections by the Participant in connection therewith (if available), shall be made in accordance with procedures established by the Committee and the requirements of section 409A of the Code.
IV.4. Special Awards. The Committee, in its sole discretion, at any time may grant a special award under this Plan to any Participant, and an amount equal to the award shall be credited to the Participant’s Account at the time determined by the Committee. The crediting of such award, and any elections by the Participant in connection therewith (if available), shall be made in accordance with procedures established by the Committee and the requirements of section 409A of the Code.
ARTICLE V– ACCOUNTS AND INVESTMENT
V.1. Establishment of Accounts. An Account shall be established on the books of the Corporation in the name and on behalf of each Participant. A Participant’s Account shall be credited in an amount equal to (i) Compensation, Testing Failure Matching and True Up Matching Deferrals made on behalf of a Participant pursuant to Section 4.1, (ii) additional Participant deferrals pursuant to Section 4.2, (iii) deferrals pursuant to Section 4.3 in connection with equity awards, (iv) special awards granted pursuant to Section 4.4, (v) amounts merged into the Plan from the Prior Harris SERP, the L3 SSP II or the AJRD BRP and (vi) any deemed investment gains and losses determined pursuant to Section 5.2.
V.2. Account Investment.
(a)In General. Each Participant’s Account shall be credited with earnings and losses experienced by the investment funds elected by such Participant, in accordance with rules and procedures established by the Committee, from among the investment funds designated by the Investment Committee from time to time. During any period in which no investment election with respect to a Participant’s Account, or portion thereof, is on file with the Committee, the Participant’s Account, or portion thereof, as applicable, shall be deemed to be invested in an age-appropriate LifeCycle Fund (or such other investment fund designated by the Investment Committee from time to time). The investment funds shall be used to measure earnings and losses to be credited to Participant Accounts, but no provision of the Plan shall require the Corporation to actually invest any amounts in the investment funds elected by Participants.

(b)L3Harris Stock. If the L3Harris Stock Fund is designated by the Investment Committee as an investment fund hereunder, and except as otherwise determined by the Investment Committee, (i) a Participant may not elect a deemed investment in the L3Harris Stock Fund of more than 20% of the deferrals newly made on his or her behalf under the Plan and (ii) a Participant may not, pursuant to a change in an investment election, cause more than 20% of the Participant’s Account to be deemed to be invested in the L3Harris Stock Fund. If a Participant who is a director or officer of the Corporation within the meaning of Rule 16a-1(f) under section 16 of the Securities Exchange Act of 1934, as amended, elects to have his or her Account credited with earnings and losses experienced by the L3Harris Stock Fund (if an available investment fund hereunder), then, unless otherwise directed by the Investment Committee with respect to all such directors and officers, such an election with respect to amounts credited during any calendar quarter to such Participant’s Account shall be an election to have those amounts deemed to be invested in the Stable Value Fund (or such other investment fund designated by the Investment Committee from time to time) until the first business day of the following calendar quarter and on such day shall be an election to have those amounts deemed to be invested in the L3Harris Stock Fund.
(c)Investment Election to Remain in Effect. A Participant’s investment election shall remain in effect until the Participant changes it. Investment election changes shall be subject to such limitations as the Committee from time to time may impose (including restrictions on investment election changes that apply solely to a particular investment fund and restrictions designed to insure compliance with securities or other laws).
(d)Timing of Investment Return. A Participant’s Account shall be credited periodically with amounts equal to the gains and losses that would have been realized by the Corporation if the Account had been invested as it is deemed to be invested.
ARTICLE VI – VESTING AND DISTRIBUTION
VI.1. Vesting. Amounts credited to a Participant’s Account pursuant to Section 4.1 (as adjusted for deemed earnings and losses pursuant to Section 5.2) shall become vested at the same time and to the same extent as the Participant’s corresponding contributions to the Retirement Plan become vested. Amounts credited to a Participant’s Account pursuant to Section 4.2 (as adjusted for deemed earnings and losses pursuant to Section 5.2) shall be fully vested and nonforfeitable at all times. Amounts credited to a Participant’s Account pursuant to Section 4.3 or Section 4.4 (as adjusted for deemed earnings and losses pursuant to Section 5.2, to the extent applicable) shall become vested as determined by the Compensation Committee or Committee, respectively.
VI.2. Time of Distribution.
◦    (a)    In General. Subject to Sections 6.2(b), 6.4 and 6.5 and the Appendices hereto, and except as otherwise provided by the Committee in connection with any award or amount under the Plan in accordance with the requirements of section 409A of the Code (to the extent applicable thereto), a Participant shall commence distribution of his or her vested Account in January of the calendar year immediately following the later of (i) the calendar year during which the Participant attains age 55 and (ii) the calendar year during which the Participant Separates from Service.
◦    (b)    Special Rule for Specified Employees. If a Participant is a Specified Employee as of the date of the Participant’s Separation from Service and is entitled to payment hereunder on account of such separation, no payment of the Participant’s vested Account under the Plan (including in connection with a Change in Control) shall be made before the date which is six months after the date of the Separation from Service (or, if earlier than the end of such six-month period, the date of the Participant’s death). Except as otherwise provided in an Appendix hereto, any payment delayed pursuant to the immediately preceding sentence shall be paid in a single sum during the seventh calendar month following the calendar month during which the Participant Separates from Service.
VI.3. Form of Distribution. Subject to Appendices A, B and C, and except as otherwise provided by the Committee in connection with any award or amount under the Plan in accordance with the requirements of section 409A of the Code (to the extent applicable thereto), a Participant may elect to receive distribution of his or her vested Account in any one of the following forms:
(1)a single sum;
(2)installments over a three-year period;
(3)installments over a five-year period;
(4)installments over a seven-year period;
(5)installments over a ten-year period; or
(6)installments over a fifteen-year period.
Distribution will be in the form of cash. Installment payments shall be made annually. Subject to Appendices A, B and C, a Participant’s election with respect to the form of distribution of his or her vested Account shall be irrevocable.
VI.4. De Minimis Amounts. Notwithstanding Sections 6.2(a) and 6.3 or any Appendix or other provision herein to the contrary, but subject to Section 6.2(b), if at the time of the Participant’s Separation from Service, the aggregate of (i) the Participant’s vested Account and (ii) the Participant’s vested interest in any other Account Balance Plan does not exceed the applicable dollar amount under section 402(g)(1)(B) of the Code at such time, then the Participant’s vested Account and the Participant’s vested interest in such other Account Balance Plan shall be distributed in a single sum during the calendar month following the calendar month during which the Participant Separates from Service.
VI.5. Death. Subject to Appendix A, if a Participant shall die before his or her entire vested Account is distributed, then the remaining vested Account shall be paid in a lump sum, as soon as administratively practicable but no later than December 31 of the calendar year following the calendar year of the Participant’s death, to the Beneficiary or Beneficiaries designated by the Participant in the manner prescribed by the Committee. A Participant may revoke or change his or her Beneficiary designation at any time by filing a new Beneficiary designation with the Committee during his or her lifetime. If a Participant does not designate a Beneficiary under the Plan or if no designated Beneficiary survives the Participant, then the Participant’s vested Account shall be distributed to the Beneficiary or Beneficiaries entitled to his or her accounts under the Retirement Plan (or who would be so entitled if the Participant had Retirement Plan accounts).
VI.6. Change in Control. Notwithstanding any provision to the contrary in the Plan, in the event of a Change in Control that occurs on or after January 1, 2020, a Participant’s Account (including that attributable to the Appendices hereto) shall become fully vested. In addition, subject to the Appendices hereto, in the event of a Change in Control that qualifies as a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5), a Participant’s vested Account either (i) shall be distributed to such Participant in a single sum at the time determined by the Corporation within sixty (60) days following the date of the Change in Control or (ii) shall be transferred to (or retained in) a grantor trust established by the Corporation and distributed at the same time and in the same form as such Account would have been distributed if a Change in Control had not occurred, as determined by the Change in Control elections made (or deemed to have been made) by the Participant pursuant to Section 3.2(a) (or as otherwise determined by the Committee in connection with any award or amount under the Plan in accordance with the requirements of section 409A of the Code (to the extent applicable thereto)). In the event of a Change in Control that does not qualify as a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5), a Participant’s vested Account shall be transferred to (or retained in) a grantor trust established by the Corporation and distributed at the same time and in the same form as such Account would have been distributed if a Change in Control had not occurred. In the case of a Change in Control that occurs on or after January 1, 2020, the grantor trust described in this Section 6.6 must be irrevocable as of the date of the Change in Control.
◦For the avoidance of doubt, except in the event of a Change in Control that occurs on or after January 1, 2020, neither this Section 6.6 nor any other provision of the Plan shall obligate the continued maintenance of a grantor trust with respect to the Plan, and the Corporation may revoke any grantor trust it may establish for any reason and at any time in accordance with the provisions of such trust. In the event of any such revocation, the Corporation shall satisfy from its general assets any Plan benefit that becomes due.
◦The provisions of this Section 6.6, paragraph 7 of Appendix A and paragraph 6 of Appendix B may not be amended on or after the date of a Change in Control that occurs on or after January 1, 2020 without the written consent of a majority of the Impacted Participants. For this purpose an “Impacted Participant” is an individual whose benefit under the Plan is materially and adversely impacted by the proposed amendment and who both (i) has an Account under the Plan on the date of the proposed amendment and (ii) had an Account under the Plan on the date of the Change in Control.

VI.7. Withholding for Taxes. The Corporation shall have the right to deduct any federal, state, local or other income, employment or other taxes required by law to be withheld with respect to any amounts deferred or paid under the Plan, and to withhold such amounts from any other compensation or payment due the Participant (or his or her Beneficiary).
VI.8. Acceleration or Delay of Payments. The Committee, in its sole and absolute discretion, may accelerate or delay the time of payment of a benefit owed to a Participant or Beneficiary under the Plan, to the extent permissible by applicable law.
VI.9. Reemployment. Subject to Appendix A, the reemployment by the Corporation or an Affiliate of a separated Participant whose Account is being distributed in the form of installments shall not change the time or form of payment of the Participant’s unpaid vested Account, which unpaid vested Account will continue to be paid in installments in accordance with the distribution schedule in effect immediately prior to the Participant’s reemployment.
ARTICLE VII– ADMINISTRATION
VII.1. Authority of Committee. The Plan shall be administered by the Committee. The Committee shall, in its sole discretion, have the complete authority to interpret the Plan, to adopt rules for carrying out the purposes of the Plan and to make all other determinations necessary or advisable for the administration of the Plan. To the extent practicable and consistent with section 409A of the Code (as it relates to the portion of the Plan subject thereto), the Plan shall be administered in a manner consistent with the administration of the Retirement Plan. Any decision with respect to, or interpretation of, any provision of the Plan made by the Committee shall be final and conclusive, and shall be binding on all Participants, their Beneficiaries and any other person. Benefits under the Plan shall be paid only if the Committee decides, in its sole discretion, that the Participant or Beneficiary is entitled to them. A Participant who has any authority to make Plan administrative decisions may not participate in any such decision that may affect his or her rights or obligations under the Plan, unless the decision affects all Participants.
VII.2. Delegation of Authority. Each of the Compensation Committee, the Committee and the Investment Committee may delegate any of its responsibilities, powers and duties under the Plan to any person or committee. The Compensation Committee, the Committee and the Investment Committee (or any delegate of such committee) may employ such attorneys, agents and advisors as such committee (or such delegate) may deem necessary or advisable to assist it in carrying out its duties hereunder.
VII.3. Liability. No member of the Compensation Committee, the Committee or the Investment Committee (and no person who is an employee of the Corporation or its Affiliate, or committee, to whom any such committee has delegated any of its responsibilities, powers and duties under the Plan) shall be liable for, and the Corporation hereby indemnifies such members, persons or committees with respect to the effects and consequences of, any action or failure to act under the Plan in an official capacity, except where such action or failure to act was due to willful or gross misconduct or criminal acts. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Corporation or provided by the Corporation under any bylaw, agreement or otherwise (if any), to the extent such indemnities are permitted by law.
VII.4. Claims Procedure. If any Participant or Beneficiary believes he or she is entitled to benefits under the Plan in an amount greater than those which he or she is receiving or has received, he or she (or his or her duly authorized representative) may file a claim with the Committee. Any such claim shall be processed in accordance with, and subject to, the claims procedure set forth in the Retirement Plan, which is incorporated herein by reference. The Committee’s final claim decisions shall be final and binding on all parties. No legal action for benefits under the Plan shall be brought unless and until the claimant has exhausted the claims procedure referenced in this Section 7.4. In any such legal action, the claimant only may present evidence and theories which the claimant presented during the claims procedure, and the claimant agrees that any other evidence or theories are irrevocably waived.
VII.5. Statute of Limitations for Actions under the Plan. Except for actions to which any statute of limitations prescribed by ERISA applies, (a) no legal or equitable action relating to a claim for benefits under section 502 of ERISA with respect to the Plan may be commenced later than one (1) year after the date the claimant receives a final decision from the Committee in response to the claimant’s request for review of an adverse benefit determination and (b) no other legal or equitable action involving the Plan may be commenced later than two (2) years after the date the person bringing the action knew, or had reason to know, of the circumstances giving rise to the action. This provision shall not bar the Plan or the Corporation from recovering, in compliance with section 409A of the Code (to the extent applicable thereto) or other applicable law, overpayments of benefits or other amounts incorrectly paid to any person under the Plan at any time or bringing any legal or equitable action against any party.
ARTICLE VIII – GENERAL PROVISIONS
VIII.1. Amendment and Termination. Subject to Section 6.6, at any time the Committee may amend the Plan. In addition, (i) at any time the chief human resources officer of the Corporation may terminate the Plan (in its entirety or in part), and (ii) at any time the Committee may terminate the Plan with respect to Participants who have experienced a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5). To the extent consistent with the rules relating to plan termination and liquidation under section 409A of the Code, to the extent applicable, the chief human resources officer of the Corporation or Committee, as applicable, may provide that following the termination of the Plan (or portion thereof), each impacted Participant or Beneficiary shall receive a single sum payment in cash equal to the balance of his or her vested Account. The single sum payment shall be made within sixty (60) days following the date the Plan (or portion thereof) is terminated and shall be in lieu of any other benefit which may be payable to the Participant or Beneficiary under the Plan. Unless so distributed, in the event of a Plan termination, the Corporation shall continue to maintain Participant Accounts until distributed pursuant to the terms of the Plan. Notwithstanding the foregoing, no amendment or termination of the Plan shall reduce or cancel any vested amount credited to any Participant’s Account.

VIII.2. Anti-Alienation. A Participant’s or Beneficiary’s rights and interest under the Plan may not be sold, transferred, assigned, pledged, garnished, encumbered, alienated or attached except by will or the laws of descent and distribution. Any other purported sale, transfer, assignment, pledge, garnishment, encumbrance, alienation or attachment of any payments or benefits under the Plan shall not be permitted or recognized and shall be void.
VIII.3. Funding. The Corporation may, but except as provided in Section 6.6 or paragraph 7 of Appendix A is not required to, establish a trust to fund the amounts credited to Accounts under the Plan, provided that the assets in such trust shall be subject to the claims of the Corporation's general creditors in the event of insolvency. Participants and Beneficiaries shall have no interest in any fund or specific asset of the Corporation. The rights of each Participant and Beneficiary to any payments under the Plan shall be solely those of an unsecured general creditor of the Corporation. It is the Corporation’s intention that the Plan be unfunded for federal income tax purposes and for purposes of Title I of ERISA.
VIII.4. Recordkeeping Fees. As a condition to participation in the Plan, each eligible employee shall agree that recordkeeping fees incurred in connection with the maintenance of the Plan shall be satisfied, as determined by the Corporation, by debit from Participant or Beneficiary Plan distributions, direct payment by the Participant or Beneficiary (through withholding from other compensation or otherwise) or by such other means determined by the Corporation, unless the Corporation or an Affiliate in its discretion elects to pay such fees.
VIII.5. Mistaken Payment. No Participant or Beneficiary shall have a right to any payment made in error or in contravention of the terms of the Plan, the Code, ERISA or other applicable law. The Corporation shall have the full right to recover any such mistaken payment, and the right to recover attorney’s fees and other costs incurred with respect to such recovery. Recovery shall be made from future Plan payments, or by any other legally permissible means.
VIII.6. Inability to Locate Participant or Beneficiary. If, as of the Latest Payment Date, the Corporation is unable to make payment of all or a portion of a Participant’s Account to such Participant or his or her Beneficiary, as applicable, because the whereabouts of such person cannot be ascertained (notwithstanding the mailing of notice to any last known address or addresses and the exercise by the Committee of other reasonable diligence), then the portion of the Participant’s Account with respect to which payment is due shall be forfeited. For this purpose, the “Latest Payment Date” shall be the latest date on which a Participant’s Account, or portion thereof, as applicable, may be paid to the Participant or the Beneficiary, as applicable, without the imposition of taxes and other penalties under section 409A of the Code.
VIII.7. Severability. If any provision of the Plan is found illegal or invalid by any court having proper jurisdiction, then such provision shall be construed by such court to reflect most nearly the Corporation's original intent in adopting the Plan, consistent with applicable law, and the illegality or invalidity shall not affect the remaining provisions of the Plan, which shall continue to be fully effective.
VIII.8. Not a Contract of Employment. The Plan shall not constitute a contract of employment or in any manner obligate the Corporation or an Affiliate to continue the employment of any employee or the terms of any such employment (including compensation and benefits).
VIII.9. Successors and Assigns. The provisions of the Plan shall bind and inure to the Corporation and its successors and assigns, as well as each Participant and Beneficiary.
VIII.10. Applicable Law. The Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the State of Florida (without regard to principles of conflicts of law) to the extent such laws have not been preempted by applicable federal law. Venue for any action arising under the Plan shall be in Brevard County, Florida.
VIII.11. Compliance with Section 409A of the Code. Except as otherwise set forth in Appendix A, this Plan shall be subject to, and is intended to comply with, section 409A of the Code and shall be administered and interpreted accordingly. In the event that the Plan does not comply with section 409A of the Code, the Corporation shall have the authority to amend the terms of the Plan (which amendment may be retroactive to the extent permitted by section 409A of the Code and may be made by the Corporation without the consent of any Participant or Beneficiary) to avoid the imposition of taxes, interest and other penalties under section 409A of the Code, to the extent possible. Notwithstanding the foregoing, no particular tax result for any Participant or Beneficiary in connection with participation in the Plan is guaranteed, and the Participant or Beneficiary solely shall be responsible for any taxes, interest, penalties or other losses or expenses incurred by the Participant or Beneficiary in connection with such participation.
VIII.12. Legal Fees. Any award of legal fees in connection with an action involving the Plan shall be calculated pursuant to a method that results in the lowest amount of fees being paid, which amount shall be no more than the amount that is reasonable. In no event shall legal fees be awarded for work related to (a) administrative proceedings under the Plan; (b) unsuccessful claims brought by a Participant or any other person; or (c) actions that are not brought under ERISA. In calculating any award of legal fees, there shall be no enhancement for the risk of contingency, nonpayment or any other risk, nor shall there be applied a contingency multiplier or any other multiplier. In any action brought by a Participant or any other person against the Plan, the Committee, the Compensation Committee, the Investment Committee, the Corporation or an Affiliate or their respective affiliates or their and their affiliates’ respective officers, directors, trustees, employees, or agents (collectively, the “Plan Parties”), legal fees of the Plan Parties in connection with such action shall be paid by the Participant or other person bringing the action, unless the court specifically finds that there was a reasonable basis for the action.
IN WITNESS WHEREOF, the L3Harris Technologies, Inc. Employee Benefits Committee has caused this instrument to be executed by its duly authorized representative on this _1_day of June, 2024.

L3HARRIS TECHNOLOGIES, INC.
EMPLOYEE BENEFITS COMMITTEE

By:
Title:	Allison Oncel Senior Director, Global Benefits, Global Total Rewards

APPENDIX A
PRIOR HARRIS SERP BALANCES

This Appendix A constitutes part of the Plan and governs the portion of a Participant’s Account, if any, attributable to participation in the Prior Harris SERP (including any related earnings) (the “Grandfathered Balance”), which Prior Harris SERP was merged into this Plan effective as of December 31, 2019. In the event of an inconsistency between this Appendix A and the other provisions of the Plan, the provisions of this Appendix A shall govern in the case of the Grandfathered Balances. Each of the other provisions of the Plan shall be fully applicable to the Grandfathered Balances, except in the event of such an inconsistency. All capitalized terms used in this Appendix A and not otherwise defined herein shall have the meanings assigned to them by the Plan.

The Grandfathered Balances are intended to be “grandfathered” within the meaning of section 409A of the Code, and thus exempt from the requirements of section 409A of the Code, and the Plan shall be administered and interpreted accordingly. The merger of the Prior Harris SERP into this Plan, and the provisions of this Appendix A, are not intended and shall not be construed to constitute a “material modification” within the meaning of section 409A of the Code with respect to the Grandfathered Balances.

1.Vesting. All Grandfathered Balances are fully vested and nonforfeitable.

2.Time of Distribution. Subject to paragraph 4 of this Appendix A, a Participant shall commence distribution of his or her Grandfathered Balance in January of the calendar year immediately following the later of (i) the calendar year during which the Participant attains age 55 and (ii) the calendar year during which the Participant terminates employment with the Corporation and its Affiliates. The special rule for Specified Employees set forth in Section 6.2(b) of the Plan shall not apply to the Grandfathered Balance.

3.Form of Distribution
A.Timing of Election. A Participant may elect the form of distribution of his or her Grandfathered Balance by filing an election form with the Committee before October 1st of the calendar year in which such Participant terminates employment with the Corporation and its Affiliates, except that if a Participant terminates employment with the Corporation and its Affiliates on or after October 1st of a calendar year in connection with a Reduction in Force, then the Participant must elect the form of distribution before the end of such calendar year. A Participant may change a prior election regarding the form of distribution of his or her Grandfathered Balance by filing a new election form with the Committee at the time and in the manner permitted by the Committee, provided that such form is received by the Committee no later than a date determined by the Committee within the calendar year prior to the year in which such distribution was to be paid or commence pursuant to the Participant's prior election.

B.Installment Period. A Participant may elect to receive distribution of his or her Grandfathered Balance in any of the forms set forth in Section 6.3; provided, however, that the Participant may not elect such distribution in the form of installments over a three year period.

4.De Minimis Amounts. Notwithstanding any provision of the Plan to the contrary, if a Participant's Grandfathered Balance is less than $25,000 at the time of the Participant’s termination of employment, then the Participant’s Grandfathered Balance shall be distributed in a single sum as soon as reasonably practicable thereafter. If the Participant’s Grandfathered Balance is greater than or equal to $25,000 at the time of the Participant’s termination of employment, but is less than $25,000 at the time that the Participant later becomes entitled to a distribution, then the Participant’s Grandfathered Balance shall be distributed in a single sum as soon as reasonably practicable after the Participant becomes entitled to a distribution.

5.Reemployment. Installment payments of a Participant’s Grandfathered Balance shall cease upon such Participant's reemployment by the Corporation or an Affiliate. The remaining Grandfathered Balance shall be distributed to the Participant upon his or her subsequent termination of employment with the Corporation and its Affiliates in accordance with the Participant's most recent distribution election applicable to the Grandfathered Balance.

6.Death. If a Participant shall die before his or her entire Grandfathered Balance is distributed, then such remaining balance shall be paid at the time and in the manner such balance would have been paid to the Participant, to the Beneficiary or Beneficiaries designated by the Participant in the manner prescribed by the Committee. Any Beneficiary designation made by a Participant under the Prior Harris SERP shall remain in full force and effect and govern distribution of the Participant’s entire Plan Account unless revoked or changed by the Participant by filing a subsequent Beneficiary designation with the Committee under this Plan during his or her lifetime.
7.Change in Control. Notwithstanding any provision to the contrary in the Plan, in the event of a Change in Control (irrespective of whether the Change in Control qualifies as a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5)), a Participant's Grandfathered Balance either (i) shall be distributed to such Participant in a single sum as soon as practicable or (ii) shall be transferred to (or retained in) a grantor trust established by the Corporation and distributed at the same time and in the same form as the Participant’s Grandfathered Balance would have been distributed if a Change in Control had not occurred, as determined by the Change in Control election made by the Participant. In the case of a Change in Control that occurs on or after January 1, 2020, the grantor trust described in this paragraph 7 must be irrevocable as of the date of the Change in Control.

A Participant may change his or her Change in Control election by filing a new election form with the Committee at the time and in the manner permitted by the Committee,

provided that such election form is received by the Committee by the earlier of (i) October 1st of the calendar year before the year in which such Change in Control occurs and (ii) the last date the Committee, in its sole discretion, determines that the Participant was not likely to be aware that a Change in Control was pending.
For the avoidance of doubt, except in the event of a Change in Control that occurs on or after January 1, 2020, neither this provision nor any other provision of the Plan shall obligate the continued maintenance of a grantor trust with respect to the Plan, and the Corporation may revoke any grantor trust it may establish for any reason and at any time in accordance with the provisions of such trust. In the event of any such revocation, the Corporation shall satisfy from its general assets any Plan benefit that becomes due.

•APPENDIX B
L3 SSP II BALANCES

This Appendix B constitutes part of the Plan and governs the portion of a Participant’s Account, if any, attributable to participation in the L3 SSP II (including any related earnings) (the “L3 SSP II Balance”), which L3 SSP II was merged into this Plan effective as of December 31, 2019. In the event of an inconsistency between this Appendix B and the other provisions of the Plan, the provisions of this Appendix B shall govern in the case of the L3 SSP II Balances. Each of the other provisions of the Plan shall be fully applicable to the L3 SSP II Balances, except in the event of such an inconsistency. All capitalized terms used in this Appendix B and not otherwise defined herein shall have the meanings assigned to them by the Plan.

1.Vesting. The portion of a Participant’s L3 SSP II Balance attributable to his or her Deferral Account (as defined under the L3 SSP II immediately prior to its merger into this Plan), including any related earnings, shall be 100% vested and nonforfeitable at all times. The portion of a Participant’s L3 SSP II Balance attributable to his or her Matching Account or Supplemental Account (in each case as defined under the L3 SSP II immediately prior to its merger into this Plan), including any related earnings, shall become vested at the same time and to the same extent as the Participant’s matching contributions under the Retirement Plan become vested.

2.Time of Distribution. A Participant shall commence distribution of his or her L3 SSP II Balance as soon as practicable during the month of January or the month of July (whichever is earlier) next following the six month anniversary of the date on which the Participant Separates from Service. In the case distribution is to be made in installments, each subsequent installment shall be paid on the next succeeding anniversary date of the first installment payment until all installment payments have been made.

3.Form of Distribution. Subject to paragraph 4 of this Appendix B, a Participant may elect to receive distribution of his or her vested L3 SSP II Balance in any one of the following forms:

(1)a single sum;
(2)installments over a five-year period;
(3)installments over a ten-year period;
(4)installments over a fifteen-year period; or
(5)installments over a twenty year period.
Distribution will be in the form of cash. Installment payments shall be made annually.

If payment is to be made in installments, the amount of each installment shall equal the total L3 SSP II Balance as of the December 31 or June 30 that most immediately precedes the distribution date, divided by the number of remaining installments (including the installment being determined), with the final payment to be in an amount equal to the entire unpaid portion of the L3 SSP II Balance.

A Participant may, at the Committee’s discretion, elect to change the Participant’s form of distribution election with respect to his or her L3 SSP II Balance. Such election must be submitted in such form as the Corporation shall prescribe, and shall be effective only if it satisfies the following: (1) the election must be submitted to the Corporation in writing at least twelve months before the election is to be effective and (2) the election must result in deferral for a period of five years from the date distribution would otherwise have occurred or commenced. A series of payments made in installments shall be treated as a single payment for purposes of any such change in election.

4.De Minimis Amounts. Notwithstanding any form of distribution election or other provision of the Plan to the contrary, if a Participant's vested L3 SSP II Balance does not exceed $50,000 at the time the Participant Separates from Service, then the Participant’s L3 SSP II Balance shall be distributed in a single sum as soon as practicable during the month of January or the month of July (whichever is earlier) next following the six month anniversary of the date on which the Participant Separates from Service.

5.Beneficiary. Any Beneficiary designation made by a Participant under the L3 SSP II shall remain in full force and effect and govern distribution of the Participant’s entire Plan Account unless revoked or changed by the Participant by filing a subsequent Beneficiary designation with the Committee under this Plan during his or her lifetime.
6.L3 Change in Control. Notwithstanding any provision to the contrary in the Plan, in the event of an L3 Change in Control that occurs on or after January 1, 2020, a Participant's L3 SSP II Balance shall be fully vested and shall be distributed in one lump-sum payment within 60 days following the date of the L3 Change in Control. For purposes of this Appendix B, an “L3 Change in Control” shall mean a “Change in Control” as defined under the L3 SSP II immediately prior to its merger into this Plan. Section 6.6 of the Plan shall not apply to the L3 SSP II Balance, except as related to the full vesting of the L3 SSP II Balance in the event of a Change in Control that occurs on or after January 1, 2020.

•APPENDIX C
AJRD BRP BALANCES

This Appendix C, effective as of March 15, 2024, constitutes part of the Plan and governs the portion of a Participant’s Account, if any, attributable to participation in the AJRD BRP (including any related earnings) (the “AJRD BRP Balance”), which AJRD BRP was merged into this Plan effective as of March 15, 2024. In the event of an inconsistency between this Appendix C and the other provisions of the Plan, the provisions of this Appendix C shall govern in the case of the AJRD BRP Balances. Each of the other provisions of the Plan shall be fully applicable to the AJRD BRP Balances, except in the event of such an inconsistency. All capitalized terms used in this Appendix C and not otherwise defined herein shall have the meanings assigned to them by the Plan.

For purposes of this Appendix C, the portion of a Participant’s AJRD BRP Balance that is attributable to Plan Years prior to 2005 (including any related earnings) shall be referenced as the AJRD BRP Pre-2005 Balance, and the remainder of the Participant’s AJRD BRP Balance shall be referenced as the AJRD BRP 2005-2023 Balance.

1.Vesting. All AJRD BRP Balances are fully vested and nonforfeitable.

2.Time of Distribution. Subject to the remainder of this paragraph 2, a Participant may elect to receive distribution of his or her AJRD BRP 2005-2023 Balance upon either of the following dates:

(1)the Participant’s Separation from Service; or
(6)a specified date.
If a Participant elects to receive distribution of his or her AJRD BRP 2005-2023 Balance upon the Participant’s Separation from Service, the Participant shall commence distribution of his or her AJRD BRP 2005-2023 Balance on the first day of the seventh month following the Participant’s Separation from Service. If a Participant elects to receive distribution of his or her AJRD BRP 2005-2023 Balance upon a specified date, the Participant shall commence distribution of his or her AJRD BRP 2005-2023 Balance on such specified date; provided that, distribution of the Participant’s AJRD BRP 2005-2023 Balance shall only be made on such specified date if such specified date is subsequent to the Participant’s Separation from Service. If a Participant’s specified date election is not given effect under the immediately preceding sentence, then the Participant’s AJRD BRP 2005-2023 Balance shall be paid in accordance with the default timing of payment. The default timing of payment of AJRD BRP 2005-2023 Balances, which also shall be utilized if a Participant fails to make a distribution election in a validly executed and timely submitted election form, shall be on the first day of the seventh month following the Participant’s Separation from Service.

In the case distribution is to be made in installments, each subsequent installment shall be paid on the next succeeding anniversary date of the first installment payment until all installment payments have been made.

A Participant shall not have a distribution election with respect to his or her AJRD BRP Pre-2005 Balance, which shall be distributed on the first day of the seventh month following the Participant’s Separation from Service.

3.Form of Distribution. Subject to the remainder of this paragraph 3 and paragraph 5 of this Appendix C, a Participant may elect to receive distribution of his or her AJRD BRP 2005-2023 Balance in any one of the following forms:

(1)a single sum;
(7)installments over a five-year period; or
(8)installments over a ten-year period.
Installment payments shall be made annually. The default form of payment shall be in the form of a single sum if a Participant fails to elect otherwise in a validly executed and timely submitted election form.

A Participant shall not have a distribution election with respect to his or her AJRD BRP Pre-2005 Balance, which shall be distributed in a single sum.

Distribution will be in the form of cash.

4.Election Changes. A Participant may elect to change the Participant’s time and/or form of distribution election with respect to his or her AJRD BRP 2005-2023 Balance on a single occasion (which may be a change to the Participant’s time of distribution election, form of distribution election or both). Such election must be submitted in such form as the Corporation shall prescribe, and shall be effective only if it satisfies the following: (1) the election will not take effect until 12 months after the date on which the election is made, (2) the election must result in deferral for a period of at least five years from the date distribution would otherwise have occurred or commenced and (3) if the election relates to a payment to be made at a specified time, the election must be made at least twelve months prior to the date the first amount was scheduled for payment. A series of payments made in installments shall be treated as a single payment for purposes of any such change in election.

5.De Minimis Amounts. Notwithstanding any form of distribution election or other provision of the Plan to the contrary, if a Participant's AJRD BRP Balance is less than $15,000 at the time such amount initially becomes payable to such Participant under paragraph 2 of this Appendix C, then the Participant’s entire AJRD BRP Balance shall be distributed in a single sum at the time such amount would have been paid (or payment would have commenced) in accordance with paragraph 2 of this Appendix C (i.e., the first day of the seventh month following the Participant’s Separation from Service or upon a specified date, as applicable).

6.Beneficiary. Any Beneficiary designation made by a Participant under the AJRD BRP shall remain in full force and effect and govern distribution of the Participant’s entire Plan Account unless revoked or changed by the Participant by filing a subsequent Beneficiary designation with the Committee under this Plan during his or her lifetime.
7.Change in Control. Section 6.6 of the Plan shall not apply to any AJRD BRP Balances.